EXHIBIT 10.3
STANDARD PACIFIC CORP.
STANDARD TERMS AND CONDITIONS FOR
2012 PERFORMANCE SHARE AWARDS
2008 EQUITY INCENTIVE PLAN

SECTION 1 - TERMS OF PERFORMANCE SHARE AWARD

STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), has granted to the individual (the "Recipient") named in the Term Sheet provided to the Recipient herewith (the “Term Sheet”) a performance share award (“Performance Share Award”) under Section 8 of the Company’s 2008 Equity Incentive Plan (the “Plan”). Pursuant to the terms of the Performance Share Award, the Company shall be obligated to issue to Recipient shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), bed on the criteria that are described in the Term Sheet and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Plan.  The target number of shares of Common Stock to be issued pursuant to the Performance Share Award is set forth in the Term Sheet (the "Target Shares").

SECTION 2 – ISSUANCE OF PERFORMANCE SHARES

The actual number of shares of Common Stock that Recipient is entitled to be issued (the “Performance Shares”) will be determined by the Compensation Committee of the Board of Directors based on the criteria set forth in the Term Sheet.  The Performance Shares (less the number of shares withheld by the Company to satisfy Tax Withholding Obligations as described in Section 3) shall automatically be issued to Recipient no later than the third trading day following the date the Compensation Committee makes such determination, and in no event later than March 15, 2015.

SECTION 3 – TAX ELECTIONS AND WITHHOLDING

A.
Acknowledgment.  The Recipient acknowledges that he or she (i) will rely on tax advice from the Recipient's own advisors and has not received, and is not relying upon, any tax representations or advice from the Company or any representative of the Company, and (ii) is obligated to satisfy in full any and all taxes and tax withholding requirements as may arise in connection with the grant or vesting of the Shares, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Shares.  The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Shares or the subsequent sale of Shares.  The Company does not commit and is under no obligation to structure the award of the Shares to limit the Recipient's tax liability.

B.
Payment of Withholding Taxes.  At the time of any event in connection with the Shares (e.g., issuance) that the Company determines may result in any Tax Withholding Obligation (as defined below), the Recipient shall be deemed to have instructed and authorized the Company to withhold the whole number of Shares (rounded up in the case of fractional shares) as the Company determines to be sufficient to satisfy the Tax Withholding Obligation.  The number of Shares that will be withheld by the Company to satisfy any Tax Withholding Obligation will be determined based upon the closing price of the Company's common stock on the day the Tax Withholding Obligation arises (or if not a trading day on which the exchange listing the Company's common stock is open, the immediately succeeding trading day). To the extent the value of the Shares withheld exceeds the Recipient's Tax Withholding Obligation (due to rounding up), the Company shall pay such excess cash to the Recipient through payroll or otherwise as soon as practicable. Notwithstanding the foregoing, if the Company at any time determines that it is undesirable for the Company to withhold the Shares, the Company may elect not to withhold the Shares and in lieu thereof shall permit the Recipient to sell on the open market, consistent with the other provisions of these Standard Terms and Conditions and the Plan, the number of Shares that would otherwise have been withheld by the Company pursuant to this Section 3.

C.
Definition of Tax Withholding Obligation.  For purposes hereof "Tax Withholding Obligation" means the amount the Company is required to withhold and pay over to a governmental entity for the account of the Recipient with respect to any domestic or foreign tax withholding obligation (whether national, federal, state or local, including any social security tax obligation), except that, for purposes of federal and state income tax, the withholding obligation shall be deemed to be the highest federal and state marginal tax rate irrespective of the actual withholding obligation.

SECTION 4 - TERMINATION OF EMPLOYMENT/CHANGE-IN-CONTROL

A.
Death or Total and Permanent Disability.  If Recipient's employment with the Company terminates as a result of the death or Total and Permanent Disablement (defined in the Plan) of Recipient, then a pro-rata portion of the Target Shares shall be promptly issued to Recipient or Recipient’s estate.  The pro-rata portion shall be determined by dividing the number of days beginning with January 1, 2012 and ending on the date of termination of Recipient’s employment by 1,095.  The Recipient shall not be deemed to have a Total and Permanent Disablement unless proof of the existence thereof is furnished to the Company in such form and manner, and at such times, as the Company may require.  The determination of the Company as to an individual's Total and Permanent Disablement shall be conclusive on all of the parties.

B.
Termination for Any Reason Other than Death/Disability.  Except as described in Paragraph C below, if the Recipient’s employment with the Company is terminated for any reason other than the death or Total and Permanent Disablement of Recipient prior to the Distribution Date, then the Award shall be immediately cancelled.

C.
Change in Control.  If the Recipient is entitled to receive change in control benefits under that certain Severance and Change-in-Control Protection Agreement between the Company and Recipient approved by the Compensation Committee of the Company’s Board of Director’s on March 8, 2012 (or any similar agreement entered into between the Company and Recipient thereafter) prior to the date the number of Performance Shares to be issued to Recipient is determined by the Compensation Committee, the Recipient shall be issued that number of Performance Shares (less the number of shares withheld by the Company to satisfy Tax Withholding Obligations as described in Section 3) equal to the number of Target Shares.  Such common stock shall be issued on the date that Recipient becomes entitled to such benefits and will be fully vested upon issuance.

2

SECTION 5 - RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Recipient or other subsequent transfers by the Recipient of the Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Recipient and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.  The Recipient hereby acknowledges that, to the extent he or she is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, the Shares are subject to, and the certificates representing the Shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144), and the Recipient hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

SECTION 6 - NON-TRANSFERABILITY

Unless otherwise provided in the Term Sheet or by amendment to the Term Sheet, the Recipient may not assign or transfer the Performance Share Award to anyone other than by will or the laws of descent and distribution.  The Company may cancel the Performance Share Award if the Recipient attempts to assign or transfer them in a manner inconsistent with this Section 6.

SECTION 7 - DISPUTES

Any disagreement concerning the Performance Share Award shall be finally and conclusively determined as provided in the Plan.

SECTION 8 - THE PLAN AND OTHER AGREEMENTS

The provisions of the Plan are incorporated into these Standard Terms and Conditions by this reference.  Certain capitalized terms not otherwise defined herein are defined in the Plan.  The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Recipient and the Company regarding the Performance Share Award.  Any prior agreements, commitments or negotiations concerning the Shares are superseded, except for written change in control, severance protection, or similar agreements that provide for the acceleration of the vesting of equity awards.

SECTION 9 - NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall (a) confer upon the Recipient any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of the Recipient, with or without cause, or (c) confer upon the Recipient and right to participate in any Recipient welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Performance Share Award described in the Term Sheet.  The Recipient hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of the Recipient at any time and for any reason, or for no reason, unless the Recipient and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

SECTION 10 - NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:                              Standard Pacific Corp.
           15360 Barranca Parkway
           Irvine, California 92618
           Attn.: Secretary

If to the Recipient, to the address for such Recipient on file with the Company.

SECTION 11 - SEPARABILITY

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

SECTION 12 - HEADINGS

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

SECTION 13 - FURTHER ASSURANCES

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

SECTION 14 - BINDING EFFECT

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

3